                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
            the Securities Exchange Act of 1934 (Amendment No.    )

    Filed by the Registrant /X/
    Filed by a party other than the Registrant / /

    Check the appropriate box:
    / /  Preliminary Proxy Statement
    / / Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
    /X/  Definitive Proxy Statement
    / /  Definitive Additional Materials
    / / Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12
                                    Empi, Inc.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/  No fee required

/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(1)
     and 0-11

    (1) Title of each class of securities to which transaction applies:

        ------------------------------------------------------------------------
    (2) Aggregate number of securities to which transaction applies:

        ------------------------------------------------------------------------
    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

        ------------------------------------------------------------------------
    (4) Proposed maximum aggregate value of transaction:

        ------------------------------------------------------------------------
    (5) Total fee paid:

        ------------------------------------------------------------------------

/ / Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    (1) Amount Previously Paid:

        ------------------------------------------------------------------------
    (2) Form, Schedule or Registration Statement No.:

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    (4) Date Filed:

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


                          EMPI-Registered Trademark-


                              599 CARDIGAN ROAD
                          ST. PAUL, MINNESOTA 55126



                   NOTICE OF ANNUAL MEETING OF SHAREHOLDERS



                         TO BE HELD ON APRIL 28, 1999





TO THE SHAREHOLDERS OF EMPI, INC.:

    NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders (the "Meeting") of Empi, Inc. (the "Company") will be held at the Company's corporate headquarters, 599 Cardigan Road, St. Paul, Minnesota on Wednesday, April 28, 1999, at 3:30 p.m. local time, for the following purposes:

    1. To set the number of directors at seven (7).

    2. To elect two Class One directors, each to a term expiring in 2002.

    3. To approve an amendment to the Company's 1997 Stock Option Plan to increase the annual formula grants to non-employee directors.

    4. To approve the appointment of Ernst & Young LLP as the Company's independent auditors.

    5. To consider and act upon such other business as may properly come before the Meeting or any adjournments thereof.

    Shareholders of record on March 11, 1999, are the only persons entitled to notice of and to vote at the Meeting and any adjournments thereof.

    Information concerning the matters to be acted upon at the Meeting is set forth in the accompanying Proxy Statement.

    A PROXY FOR THE MEETING IS ENCLOSED HEREWITH. WHETHER OR NOT YOU EXPECT TO BE PRESENT AT THE MEETING, PLEASE FILL IN, SIGN AND DATE THE PROXY, WHICH IS SOLICITED BY THE BOARD OF DIRECTORS, AND MAIL IT PROMPTLY IN THE ENCLOSED ENVELOPE FOR WHICH NO POSTAGE IS REQUIRED IF MAILED IN THE UNITED STATES.

                                     By Order of the Board of Directors

                                     Empi, Inc.

                                     Thomas R. King
                                     Secretary



March 17, 1999

                               PROXY STATEMENT
                                      OF


                          EMPI-Registered Trademark-


                              599 CARDIGAN ROAD
                          ST. PAUL, MINNESOTA 55126



                        ANNUAL MEETING OF SHAREHOLDERS
                         TO BE HELD ON APRIL 28, 1999


    The enclosed proxy is solicited by the Board of Directors of Empi, Inc. (the "Company") for use at the Annual Meeting of Shareholders (the "Meeting") to be held on Wednesday, April 28, 1999, and at any adjournment thereof, for the purposes set forth in the Notice of Annual Meeting.

    The cost of soliciting proxies, including the cost of preparing, assembling and mailing proxies and soliciting materials, as well as the cost of forwarding such materials to the beneficial owners of stock, will be borne by the Company. Directors, officers and regular employees of the Company may, without compensation other than their regular compensation, solicit proxies personally or by telephone. The Proxy Statement and accompanying form of Proxy will be first mailed to shareholders on or about March 17, 1999.

    Any shareholder executing a proxy may revoke it at any time prior to its exercise at the Meeting by giving written notice of such revocation to the Company's Secretary or any other officer of the Company, by filing a new written proxy with an officer of the Company or by voting the shares in person at the Meeting. Proxies will be voted in accordance with the choice specified thereon by shareholders. Proxies which are signed by shareholders, but which lack specification for a particular proposal, will be voted in favor of such proposal.

    The record date for determining the shareholders entitled to vote at the Meeting was the close of business on March 11, 1999, at which time the Company had issued and outstanding 6,176,019 shares of Common Stock, no par value, the only voting securities of the Company. Each shareholder is entitled to one vote for each share of Common Stock held. The presence at the Meeting in person or by proxy of the holders of a majority of the outstanding shares of Common Stock entitled to vote shall constitute a quorum for the transaction of business. If a shareholder abstains from voting as to any matter, then the shares held by such shareholder shall be deemed present at the Meeting for purposes of determining a quorum and for purposes of calculating the vote with respect to such matter, but shall not be deemed to have been voted in favor of such matter. An abstention as to any proposal will therefore have the same effect as a vote against the proposal. If a broker returns a "non-vote" proxy, indicating a lack of discretionary authority on the part of the broker to vote on a particular matter, then the shares covered by such non-vote shall be deemed present at the Meeting for purposes of determining a quorum but shall not be deemed to be represented at the Meeting for purposes of calculating the vote required for approval of such matter.

                PRINCIPAL SHAREHOLDERS AND MANAGEMENT OWNERSHIP

    The following information concerning ownership of the Common Stock of the Company is furnished as of the record date, March 11, 1999, with respect to
(i) all persons known by the Company to be the owner, of record or beneficially, of more than 5% of the outstanding Common Stock of the Company;
(ii) each of the directors and nominees for election to the Board of Directors of the Company; (iii) the executive officers of the Company named in the Summary Compensation Table as set forth under the caption "Executive Compensation"; and (iv) all directors and executive officers of the Company as a group. Unless otherwise indicated, the shareholders listed in the table have sole voting and investment powers with respect to the shares indicated.

                                                            SHARES           PERCENT OF
 NAME (AND ADDRESSES OF 5%                               BENEFICIALLY       COMMON STOCK
 OWNERS) OR IDENTITY OF GROUP (1)                            OWNED            OWNERSHIP
---------------------------------                       --------------      ------------
 Kopp Investment Advisors, Inc. Group
 6600 France Avenue South, Suite 672
 Edina,  MN  55435. . . . . . . . . . . . . . . . . .    1,282,991 (2)          20.8%

 Woodland Partners LLC
 60 South Sixth Street, Suite 3750
 Minneapolis,  Minnesota 55402. . . . . . . . . . . .      662,700 (3)          10.7%

 U.S. Bancorp
 601 Second Avenue South
 Minneapolis,  Minnesota 55402. . . . . . . . . . . .      354,200 (4)           5.7%

 Scott R. Anderson. . . . . . . . . . . . . . . . . .        9,000 (5)            .1%

 Bradley J. Beard . . . . . . . . . . . . . . . . . .        1,250 (5)             *

 Everett  F. Carter . . . . . . . . . . . . . . . . .        5,375 (5)             *

 M. Nazie Eftekhari . . . . . . . . . . . . . . . . .        1,250 (5)             *

 Joseph E. Laptewicz, Jr. . . . . . . . . . . . . . .       56,811 (6)            .9%

 Donald  D. Maurer. . . . . . . . . . . . . . . . . .       56,845                .9%

 Kenneth  F. Tempero. . . . . . . . . . . . . . . . .       12,000 (7)            .2%

 Robert W. Clapp. . . . . . . . . . . . . . . . . . .       20,980 (5)            .3%

 Deborah L. Jensen. . . . . . . . . . . . . . . . . .        6,110 (8)            .1%

 Patrick D. Spangler. . . . . . . . . . . . . . . . .          752 (5)             *

 H. Philip Vierling . . . . . . . . . . . . . . . . .       22,422 (9)            .4%

 All directors and executive officers as a
 group (13 persons) . . . . . . . . . . . . . . . . .      196,007 (10)          3.1%

_______________________________

* Less than .1%

(1) Each person listed herein, except Kopp Investment Advisors, Inc., Woodland Partners LLC and U.S. Bancorp, is either a nominee or a member of the Board of Directors or an executive officer of the Company.

(2) Kopp Investment Advisors, Inc. ("KIA") filed a Schedule 13G dated February 1, 1999, with the Securities and Exchange Commission on behalf of itself, Kopp Holding Company and LeRoy C. Kopp. KIA is wholly-owned by Kopp Holding Company, which is wholly-owned by Mr. Kopp. Such beneficial owners filed such 13G as a "Group" as defined in Section 13(d)(3) of the Securities Exchange Act of 1934. The Company is relying on such 13G for the purpose of showing beneficial ownership.

     KIA serves as investment advisor for the accounts of individual clients, and 1,282,991 shares are held in a fiduciary or representative capacity. KIA has shared voting power over all 1,282,991 shares.

(3) Woodland Partners LLC ("Woodland") filed a Schedule 13G dated February 8, 1999, with the Securities and Exchange Commission. Woodland serves as investment advisor for the accounts of individual clients. Woodland has the following powers over the shares indicated: sole voting power, 572,800; shared voting power, 89,900; and sole dispositive power, 662,700.

(4) U.S. Bancorp filed a Schedule 13G dated February 11, 1999, with the Securities and Exchange Commission. U.S. Bancorp is a parent holding company for the following subsidiaries: U.S. Bank National Association, U.S. Bank Trust National Association and Zapp National Bank. According to its Schedule 13G, U.S. Bancorp has the following powers over the shares indicated: sole voting power, 354,100; and sole dispositive power, 328,200.

(5) Includes for the following persons the number of shares indicated, which shares are subject to stock options exercisable within 60 days of the record date: Scott R. Anderson, 8,000; Bradley J. Beard, 1,250; Everett F. Carter, 3,500; M. Nazie Eftekhari, 1,250; Robert W. Clapp, 18,988; and Patrick D. Spangler, 752.

(6) Includes (a) 9,000 shares issuable pursuant to options exercisable within 60 days of the record date and (b) 2,815 shares held jointly by Mr. Laptewicz and his spouse.

(7) Includes (a) 11,500 shares issuable pursuant to options exercisable within 60 days of the record date and (b) 500 shares held in an Individual Retirement Account for the benefit of Dr. Tempero.

(8) Includes (a) 5,724 shares issuable pursuant to options exercisable within 60 days of the record date and (b) 310 shares held in the Empi, Inc. Retirement, Profit Sharing and Savings Plan over which Ms. Jensen has no voting power.

(9) Includes (a) 17,772 shares issuable pursuant to options exercisable within 60 days of the record date, (b) 3,058 shares held in the Empi, Inc. Retirement, Profit Sharing and Savings Plan over which Mr. Vierling has no voting power and (c) 1,592 shares held jointly by Mr. Vierling and his spouse.

(10) Includes in total for the directors and executive officers as a group (a) 80,178 shares issuable pursuant to options exercisable within 60 days of the record date, (b) 3,657 shares held in the Empi, Inc. Retirement, Profit Sharing and Savings Plan over which the participants have no voting power,
     (c) 500 shares held in an Individual Retirement Account and (d) 4,407 shares held jointly with a spouse.

                              ELECTION OF DIRECTORS
                              (PROPOSALS #1 AND #2)

     The Bylaws of the Company provide that the Board of Directors shall consist of not less than three and not more than seven directors and that the number of directors to be elected shall be determined by the shareholders at each Meeting. The Bylaws of the Company also provide for the election of three classes of directors with terms staggered so as to require the election of only one class of directors each year. Two directors to serve as members of Class One will be elected at the 1999 Annual Meeting. Directors who are members of Class Two and Class Three will continue to serve for the terms for which they were elected at prior Annual Meetings.

     Accordingly, the Board recommends that the number of directors be set at seven and that two Class One directors be elected at the Meeting. Under applicable Minnesota law, approval of the proposals to set the number of directors at seven and elect the Class One directors requires the affirmative vote of the holders of the greater of (i) a majority of the voting power of the shares represented in person or by proxy at the Meeting with authority to vote on such matter, or (ii) a majority of the voting power of the minimum number of shares that would constitute a quorum for the transaction of business at the Meeting. The Board of Directors nominates Dr. Kenneth F. Tempero for reelection as a Class One director of the Company. If elected, Dr. Tempero will serve for a three-year term as a Class One director and until his successor is duly elected and qualified. Donald D. Maurer, a current Class One Director of the Company, declined to stand for reelection. The Board of Directors also nominates H. Philip Vierling as a Class One director of the Company. If elected, Mr. Vierling will serve his initial term for three years as a Class One director and until his successor is duly elected and qualified.

     Unless authority is withheld, the proxies solicited hereby will be voted for the election of Dr. Kenneth F. Tempero and H. Philip Vierling as Class One directors, each for a term of three years. If, prior to the Meeting, it should become known that Dr. Tempero or Mr. Vierling each will be unable to serve as a director after the Meeting by reason of death, incapacity or other unexpected occurrence, the proxies will be voted for such substitute nominee as is selected by the Board of Directors or, alternatively, not voted for any to serve. Following is information about the nominees and all other current directors of the Company.

           NAME AND AGE OF                          PRINCIPAL OCCUPATION, BUSINESS EXPERIENCE
            NOMINEES AND                                PAST FIVE YEARS AND DIRECTORSHIPS                            DIRECTOR
          CURRENT DIRECTORS                                    IN PUBLIC COMPANIES                                    SINCE
          -----------------                         -----------------------------------------                        --------
 Donald D. Maurer (62)               Chairman Emeritus of the Company since November 1997.  Chief                     1977
 (Class One, term                    Scientific Officer of the Company from October 1994 to October 1997.
 ending in 1999)                     Chairman of the Company from October 1977 to October 1997.  Chief
                                     Executive Officer of the Company from April 1979 to September 1994.
                                     Mr. Maurer held the additional position of President from February
                                     1993 to September 1994.  Mr. Maurer is a director of Angeion, Inc.

 Dr. Kenneth F. Tempero (59)         Independent business and drug development consultant since May 1996.             1993
 (Class One, term                    Chairman and Chief Executive Officer of MGI PHARMA, INC., an
 ending in 1999)                     acquirer, developer and marketer of pharmaceuticals, from August 1987 to April 1996.  Mr. Tempero is a director of Endorex Corporation.

 H. Philip Vierling (43)             President and Chief Operating Officer of the Company since March
 (Nominee Class One)                 1999.  Vice President of Sales and Marketing from February 1998 to
                                     February 1999.  Vice President of Marketing from May 1997 to January
                                     1998.  Mr. Vierling was Director of Business Development for the Company
                                     from January 1995 to April 1997 and Director of Marketing from May 1993 to December 1994.

 Scott R. Anderson (59)              Chairman of the Company from November 1997 to February 1999.                     1993
 (Class Two, term                    President and Chief Executive Officer of North Memorial Medical
 ending in 2000)                     Center, a general, acute medical center, since 1981.  Mr. Anderson is a director of Telident, Inc.

 M. Nazie Eftekhari (44)             Chairman and Chief Executive Officer of The Araz Group, a national               1997
 (Class Two, term                    developer of diversified managed care services, since 1984.
 ending in 2000)

 Joseph E. Laptewicz, Jr. (49)       Chairman and Chief Executive Officer of the Company since March 1999.            1994
 (Class Two, term                    President and Chief Executive Officer of the Company from October
 ending in 2000)                     1994 to February 1999.  Mr. Laptewicz held the additional position of
                                     Acting Chief Financial Officer from March 1997 to July 1997.
                                     President and Chief Executive Officer of Schneider (USA), Inc., a
                                     manufacturer of products for interventional medicine, from April 1992 to September 1994. Mr. Laptewicz is a director of Angiodynamics,
                                     Inc., a subsidiary of E-Z-EM, Inc. and Advanced Neuromodulation
                                     Systems, Inc.

 Bradley J. Beard (39)               Vice President of Fairview Health Systems, a regional health care                1998
 (Class Three, term                  services company, since June 1985.  Administrator of the Institute
 ending in 2001)                     for Athletic Medicine, a provider of orthopedic, chiropractic and sports physical therapy for Fairview Health Systems, since 1984.

 Everett F. Carter (71)              Retired since June 1997.  Chairman of Wadia Digital, Inc., a                    1985
 (Class Three, term                  manufacturer of audio equipment, from April 1996 to June 1997.
 ending in 2001)                     President and Chief Executive Officer of Wadia Digital, Inc. from
                                     August 1991 to March 1996.

BOARD AND COMMITTEE MEETINGS

     The Board of Directors formed Audit and Compensation Committees in March 1984. A Stock Option Committee, which is vested with the same authority as the Board with respect to the granting of options and the administration of the Company's stock plans, was formed in June 1987. The Compensation Committee, which is responsible for establishing compensation policies and overseeing compensation plans with respect to both executives and non-employee directors, and the Stock Option Committee merged in 1992. The Corporate Governance Committee was formed in August 1996. The primary responsibilities of the Corporate Governance Committee include working with management on an annual basis to achieve management succession planning; self-evaluation of the Board of Directors; and serving as the Company's Nominating Committee on an as-needed basis.

     Members of the Audit Committee through 1998 were Everett Carter, M. Nazie Eftekhari and Donald Maurer. The Audit Committee met three times during 1998 to review the procedures and recommendations of the Company's independent auditors. Members of the Compensation and Stock Option Committee through 1998 were Scott Anderson and M. Nazie Eftekhari. During fiscal year 1998, the Compensation and Stock Option Committee held one meeting and acted in writing one time. Members of the Corporate Governance Committee through 1998 were Kenneth Tempero, Committee chairman, and Everett Carter. The Corporate Governance Committee met with the Chairman of the Board one time during 1998. Committee membership has not changed in 1999 with the exception of the addition of Bradley Beard to the Corporate Governance Committee.

     The Board of Directors held four formal meetings and acted in writing two times during the last fiscal year. All current directors attended at least 75% of the aggregate number of meetings of the Board of Directors plus the meetings of each of the committees on which each director served.

COMPENSATION OF DIRECTORS

     Directors who are not full-time employees of the Company receive an annual retainer of $3,000, a fee of $1,000 for each Board meeting attended
and $500 for each committee meeting attended.   In addition to the preceding
compensation, the Chairman of the Corporate Governance Committee receives an annual retainer of $2,000.

     Pursuant to the Company's 1997 Stock Option Plan, each non-employee director of the Company is automatically granted an option to purchase 5,000 shares of Common Stock on the date of such non-employee's initial election, which option is exercisable to the extent of 1,250 shares on each anniversary date of the grant date. On the date of each Annual Meeting of Shareholders, each incumbent non-employee director is automatically granted an option to purchase 500 shares of the Company's Common Stock ("Annual Grant"), which option is exercisable on the first anniversary date of the date of grant; provided, however, that a non-employee director may not receive an Annual Grant until the Annual Meeting on or following the third anniversary of such non-employee director's initial election. Subject to shareholder approval of Proposal #3, the Annual Grant will be an option to purchase 1,500 shares.
All options granted have an exercise price per share equal to 100% of the fair market value of the Company's Common Stock on the date of grant and expire on the earlier of (i) three months after the optionee ceases to be a director (except by death, disability or retirement) or (ii) seven years. If a non-employee director ceases to be a director because of a disability, the option may be exercised, to the extent such option was exercisable on the date of termination, at any time within twelve months after the non-employee director ceases to be a director because of a disability or on the date on which the option, by its terms, expires, whichever is earlier. In the event of the death of a non-employee director (i) during the term of directorship,
(ii) within three months following termination of directorship for any reason other than disability, or (iii) within twelve months following termination of directorship because of disability, the option shall become immediately exercisable and shall not expire until the original expiration date of the option. If a non-employee director retires from the Company, having reached age sixty and completed a minimum of five years of service, the option shall become 100% exercisable and shall terminate on its original expiration date.

                            EXECUTIVE COMPENSATION

COMPENSATION AND STOCK OPTION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

PHILOSOPHY

     The Compensation and Stock Option Committee of the Board of Directors (the "Committee") is composed entirely of independent, non-employee directors. The Committee is responsible for recommending to the Board the amount and type of compensation, with the exception of base salaries, for the Chief Executive Officer and each of the other executive officers of the Company, and the administration of the Company's stock-based benefit plans. The Committee approves all base salaries.

     The Committee has implemented a compensation program which it believes is fair to the shareholders, uses a basic philosophy of keeping the compensation mix weighted toward performance, and is competitive in the Company's industry. The goals of the Company's executive compensation program are to provide compensation that will attract and retain the management talent required to achieve Company goals and objectives; to reward performance which results in achievement of Company goals and objectives; and to encourage consistent, long-term growth in shareholder value.

     The Company's executive officer compensation program includes three key components: base salary, annual cash incentive compensation based on corporate goals and objectives, and long-term incentive compensation in the form of options to acquire Common Stock. In addition, executive officers are entitled to participate in the Company's benefit plans such as the 401(k) Retirement, Profit Sharing and Savings Plan, the 1997 Employee Stock Purchase Plan, and health, dental, life and disability insurance plans generally available to other employees of the Company.

     In recognition of Code Section 162(m) of the Internal Revenue Code (the "IRC"), which limits the deductibility of certain executive compensation to $1 million, the Committee will, to the extent programs can be excluded from the $1 million limit and to the extent no pre-existing, contractual obligations exist, take the necessary action to secure tax deductibility under the IRC.

BASE SALARY

     For 1998, base salaries were recommended to the Committee by the Chief Executive Officer after consultation with the Company's Director of Human Resources, who determined a salary scale for each executive officer's position based on commercially available compensation surveys of a mix of medical and high technology companies of comparable size to the Company. These compensation surveys include companies located throughout the nation, and generally provide information pertaining to salary ranges as well as to total compensation ranges. Based on these surveys, base salaries of the executive officers are targeted to be set slightly below or at the midpoint of their respective salary ranges. The Committee's philosophy is that a large percentage of the executive officer's total compensation should be based on the overall financial performance of the Company.

ANNUAL INCENTIVE COMPENSATION

     The Management Incentive Compensation Plan (the "Incentive Plan") is the Company's annual incentive plan for executive officers and other key management personnel. The Incentive Plan is intended to provide a direct cash incentive to executives and managers for the achievement of corporate performance based on pre-tax income of the Company and/or individual performance goals. No incentive is paid for the achievement of individual performance goals unless certain levels of corporate performance are achieved. In 1998, the corporate performance goal was exceeded. The Incentive Plan has various levels of participants, each with a different incentive amount as a percentage of their base salary. Potential payouts are then based on the Company's financial performance and, for certain levels, the individual's performance versus a set of personal, measurable objectives, approved by senior management. Target bonus award levels are set to be competitive within the Company's industry and to emphasize overachievement.

STOCK OPTION PROGRAM

     The stock option program is the Company's long-term incentive plan for executive officers and other key personnel. The objective is to provide incentive to encourage consistent, long-term growth in shareholder value and to encourage and assist executive officers and other key employees to acquire and maintain an ownership position in the Company. The Company's stock option program uses a formula plan developed by an independent consulting firm to determine the number of options to be granted based on compensation, individual performance and the market value of the Company's Common Stock.
In addition, in determining the number of options to be granted to executive officers and other key employees, the Committee takes into account the number of options then held by such executive officers and employees. Stock options are also granted from time to time based upon an individual's potential contributions to Company performance. Named executive officers received stock option grants to purchase an aggregate of 50,160 shares during fiscal 1998. Generally, stock options are granted at an exercise price equal to fair market value of the Company's Common Stock on the date of grant, have terms up to seven years and have exercise restrictions which lapse over a four year period.

CHIEF EXECUTIVE OFFICER COMPENSATION

     During fiscal 1998, Mr. Laptewicz received a base salary increase of $66,108, a 25.8% increase over his 1997 base salary, reflecting the Company's performance and his leadership role in achieving such performance. His base salary at the end of the 1998 fiscal year was $322,008. Mr. Laptewicz earned in fiscal 1998 a bonus of $249,556 under the Management Incentive Compensation Plan due to the Company's achievement of significantly above-average earnings results in fiscal 1998 in comparison to other companies in the medical device manufacturing industry. Stock options granted to Mr. Laptewicz during fiscal 1998 are consistent with the design of the overall program and are shown in the Summary Compensation Table.


                                   Scott R. Anderson, Committee Chairman
                                   M. Nazie Eftekhari

                                   Members of the Compensation and Stock Option
                                   Committee

SUMMARY COMPENSATION TABLE

     The following table sets forth, for the fiscal years ended December 31, 1998, 1997 and 1996, all cash and noncash compensation paid or to be paid by the Company to Joseph E. Laptewicz, Jr., the Company's Chairman and Chief Executive Officer, and each of the other four most highly compensated executive officers of the Company whose total cash compensation exceeded $100,000 during fiscal year 1998 in all capacities in which they served.

                                                                         LONG-TERM COMPENSATION
                                                                    --------------------------------
                                          ANNUAL COMPENSATION               AWARDS          PAYOUTS
                                    ------------------------------  ---------------------- ---------
                                                                     RESTRICTED
                                                      OTHER ANNUAL     STOCK     OPTIONS/    LTIP        ALL OTHER
  NAME AND PRINCIPAL       FISCAL   SALARY    BONUS   COMPENSATION     AWARDS      SARS     PAYOUTS    COMPENSATION
       POSITION             YEAR    ($)(1)   ($)(2)      ($)(3)         ($)       (#)(4)      ($)         ($)(5)
------------------------   -------  -------  -------  -------------  ----------  --------  ---------  ---------------
Joseph E. Laptewicz, Jr.    1998    322,008  249,556            --           --    30,240         --       5,000
 Chairman and Chief         1997    255,900  135,033            --           --    22,000         --       4,750
 Executive Officer          1996    240,000  151,080            --           --    12,000         --       4,750

H. Philip Vierling (6)      1998    123,083   34,463            --           --     5,930         --       4,405
 President and Chief        1997    100,253   23,750            --           --     3,116         --       3,589
 Operating Officer

Robert W. Clapp             1998    128,000   35,840            --           --     5,970         --       5,000
 Vice President,            1997    121,650   31,325            --           --     7,780         --       4,750
 Manufacturing              1996    114,650   28,920            --           --     4,800         --       4,750

Deborah L. Jensen (7)       1998    113,000   31,640            --           --     5,010         --       4,153
 Vice President,            1997     98,746   25,427            --           --     7,446         --       3,284
 Regulatory Affairs,
 Quality Assurance
 and Clinical Research

Patrick D. Spangler (8)     1998    140,000   39,200            --           --     3,010         --       2,800
 Vice President of          1997     60,583   15,600            --           --    25,000         --          --
 Finance, Chief
 Financial Officer and
 Assistant Secretary

_______________________________

(1) Includes all before-tax contributions to the EMPI, Inc. Retirement, Profit Sharing and Savings Plan, a qualified section 401(k) plan.

(2) Reflects bonus amounts earned pursuant to the Company's Management Incentive Compensation Plan, all of which are described above under the caption "Compensation and Stock Option Committee Report on Executive Compensation." All bonuses earned were paid during the next fiscal year.

(3) No Other Annual Compensation for the named executive officers is required to be disclosed pursuant to the applicable rules of the Securities and Exchange Commission.

(4) Represents the number of shares of Common Stock purchasable upon the exercise of the Stock options granted during the fiscal year. The Company granted Mr. Spangler options to purchase 25,000 shares upon initial employment.

(5) Reflects Company matching contributions to the EMPI, Inc. Retirement, Profit Sharing and Savings Plan.

(6) The Company has employed Mr. Vierling in various capacities since February 1986. Mr. Vierling became Vice President, Marketing in May 1997. Mr. Vierling assumed the position of President and Chief Operating Officer in March 1999.

(7) Ms. Jensen has been employed with the Company since October 1995. Ms. Jensen was promoted to Vice President, Regulatory Affairs, Quality Assurance and Clinical Research in April 1997.

(8) Mr. Spangler joined the Company in July 1997 as Vice President of Finance, Chief Financial Officer and Assistant Secretary. The 1997 compensation amounts reflect compensation from July 1997 through December 1997.

OPTION GRANTS DURING 1998

     The following table provides information related to options granted to the named executive officers during the 1998 fiscal year. The Company has not granted any stock appreciation rights.

                                                                                                    POTENTIAL REALIZABLE VALUE AT
                                                                                                    ASSUMED ANNUAL RATES OF STOCK
                                                                                                    PRICE APPRECIATION FOR OPTION
                                        INDIVIDUAL GRANTS                                                      TERM (3)
-------------------------------------------------------------------------------------------------   -----------------------------
                                                        % OF TOTAL
                                                      OPTIONS GRANTED     EXERCISE
                                        OPTIONS       TO EMPLOYEES IN       PRICE      EXPIRATION
 NAME                                  GRANTED(1)       FISCAL YEAR      ($/SH.)(2)       DATE          5% ($)          10% ($)
------------                           ----------     ---------------    -----------   ----------   -------------    ------------
 Joseph E. Laptewicz, Jr. . .            30,240            27.69%          $17.75      01/12/05        218,515          509,233

 H. Philip Vierling . . . . . . .         5,930             5.43%          $17.75      01/12/05         42,850           99,860

 Robert W. Clapp. . . . . . . .           5,970             5.47%          $17.75      01/12/05         43,139          100,533

 Deborah L. Jensen. . . . . . .           5,010             4.59%          $17.75      01/12/05         36,202           84,367

 Patrick D. Spangler . . . . . .          3,010             2.76%          $17.75      01/12/05         21,750           50,688

_______________________________

(1) These options were granted on January 12, 1998 and become exercisable at the rate of 25% per year on each anniversary beginning one year from the grant date.

(2) Exercise price is the fair market value of the Company's Common Stock, defined as the closing price on the date the option is granted.

(3) Potential realizable values shown above represent potential gains based upon annual compound price appreciation of 5% and 10% from the date of grant through the full option term of 7 years. The actual values of these option grants are dependent upon the future performance of the Company and its Common Stock and overall market conditions. There is no assurance that the actual values realized will approximate the amounts reflected in this table.

OPTION EXERCISES DURING 1998 AND OPTION VALUES AT THE END OF 1998

     The following table provides information related to options exercised by the named executive officers during the 1998 fiscal year and the number and value of options held at fiscal year-end. The Company does not have any outstanding stock appreciation rights.

                                                                                                     VALUE OF UNEXERCISED IN-THE-
                                                                NUMBER OF UNEXERCISED OPTIONS AT       MONEY OPTIONS AT FY-END
                                                                           FY-END(#)                            ($)(1)
                                                                --------------------------------    -----------------------------
                                    SHARES           VALUE
                                  ACQUIRED ON      REALIZED
 NAME                             EXERCISE(#)        ($)(1)         EXERCISABLE   UNEXERCISABLE       EXERCISABLE  UNEXERCISABLE
-----------                       -----------     ----------        -----------   -------------       -----------  -------------
 Joseph E. Laptewicz, Jr. . .       132,500        1,799,763           11,500       125,240              53,375      1,531,740

 H. Philip Vierling . . . . .         5,500           61,500           12,128        13,150             123,121        115,269

 Robert W. Clapp. . . . . . .        10,018          113,689           10,345        20,211              67,501        186,572

 Deborah L. Jensen. . . . . .            --              --             3,861        12,595              19,586         82,595

 Patrick D. Spangler. . . . .         6,250           34,375               --        21,760                  --        160,104

_______________________________

(1) Value per share is equivalent to the fair market value of the Company's Common Stock at the date of exercise or fiscal year-end, less the exercise price.

EMPLOYMENT AGREEMENT

     The Company has entered into an employment agreement with Joseph E. Laptewicz. Such agreement provides for compensation in the event his employment with the Company is terminated under certain circumstances. The primary provisions of the agreement follow.

     The initial term of Mr. Laptewicz's October 1, 1994 agreement was two years with automatic term renewals equal to one year unless such agreement is terminated earlier as provided in such agreement. The agreement initially provided for an annual base salary of $200,000 with reviews by the Board of Directors annually thereafter. Effective January 1, 1999, the Board of Directors increased Mr. Laptewicz's annual base salary to $333,000. If the Company and Mr. Laptewicz are unable to agree to the terms of a new employment agreement at the expiration of an employment term, or if the Company terminates Mr. Laptewicz's employment without cause, Mr. Laptewicz shall receive severance payments in an aggregate amount equal to his annual base salary in effect prior to expiration of the employment term, payable over a period of twelve months. In the event Mr. Laptewicz's employment is terminated in connection with a "Change in Control," as defined in the employment agreement, or he voluntarily resigns within one year after such Change in Control, Mr. Laptewicz shall be entitled to receive two times his annual base salary and the amount of incentive bonus which, absent termination of Mr. Laptewicz's employment, he could have earned during the year in which his employment was terminated. If terminated in connection with a Change in Control, Mr. Laptewicz shall be entitled to exercise fully all outstanding incentive and non-qualified stock options he holds. Mr. Laptewicz has agreed not to compete with the Company for a one-year period following termination of the agreement for any reason.

     For the employment agreements referred to above, a "Change in Control" generally is deemed to have occurred if (i) any person acquires securities of the Company representing 25% or more of the voting power of the Company's then outstanding securities, (ii) a majority of the Company's Board of Directors becomes comprised of individuals who are not currently members nor nominated by current members, (iii) the Company merges or consolidates with another corporation and the Company's securities outstanding before the merger or consolidation represent less than 75% of the voting power of the securities outstanding immediately following the merger, or (iv) the Company liquidates itself or sells or disposes of substantially all of its business or assets.

              COMPLIANCE WITH SECTION 16(a) OF THE EXCHANGE ACT

     Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company's directors and executive officers and persons who own more than 10% of the Company's Common Stock, to file with the Securities and Exchange Commission (the "SEC") initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of the Company.

     Upon the receipt of the appropriate information, the Company has prepared all Forms 3, 4 and 5 for its non-employee directors and executive officers subject to their review and signing prior to filing with the SEC. Based solely on the information provided to the Company by individual non-employee directors and executive officers, the Company believes that all filing requirements applicable to its non-employee directors and executive officers were complied with in a timely manner for the fiscal year ended December 31, 1998.

                        COMPARATIVE STOCK PERFORMANCE

     The graph below compares the cumulative total shareholder return on the Common Stock of the Company for the last five fiscal years with the cumulative total return on the S&P 500 Index and an index of peer companies selected by the Company and approved by the Compensation and Stock Option Committee. The comparison assumes $100 was invested in the Company's Common Stock, the S&P 500 Index and the index of peer companies on December 31, 1993, and a reinvestment of all dividends. Included in the Company's 1998 peer group are the following companies: Medical Graphics Corp., Mentor Corp., Orthofix International N.V., OrthoLogic Corp., Rehabilicare, Inc. and Utah Medical Products, Inc. Orthofix International N.V. and OrthoLogic Corp., orthopedic companies of comparable size, were added to the Company's peer group for 1998. Utah Medical Products, Inc., a competitor of the Company's incontinence product line, was also added to the peer group for 1998. Biomet, Inc., Staodyn, Inc. and Uromed, Corp. were included in the Company's 1997 peer group, but are no longer included in 1998. Staodyn, Inc. merged with Rehabilicare, Inc. in March of 1998. The Company believes that both Biomet, Inc. and Uromed, Corp. are no longer companies with similar product offerings or of comparable size.


                                [GRAPH]


                          12/31/93      12/31/94       12/31/95      12/31/96      12/31/97       12/31/98
                         ----------    ----------     ---------     ----------    ----------     ----------
 Empi, Inc.              $   100.00    $    42.77     $   122.89    $    93.98    $    95.18     $   120.48
 S&P 500 Index           $   100.00    $   101.32     $   139.40    $   171.40    $   228.59     $   293.91
 Peer Group              $   100.00    $   120.14     $   245.57    $   265.85    $   302.21     $   218.05

        APPROVAL OF AN AMENDMENT TO THE COMPANY'S 1997 STOCK OPTION PLAN
                                 (PROPOSAL #3)

GENERAL

     On January 30, 1997, the Board of Directors adopted the Empi, Inc. 1997 Stock Option Plan (the "1997 Plan") and reserved 500,000 shares of Common
Stock for issuance pursuant to the 1997 Plan.   This plan was approved by the
shareholders at the 1997 Annual Shareholders Meeting held May 13, 1997.   On
December 9, 1998, the Board of Directors adopted an amendment to the 1997 Plan to increase the automatic formula option annual grant to non-employee directors from 500 shares to 1,500 shares (the "Amendment"). Upon shareholder approval of this amendment, each non-employee director shall be granted on the date of each Annual Meeting of the Shareholders a non-qualified option to purchase 1,500 shares of the Company's Common Stock at a per share exercise price equal to 100% of the fair market value of the Common Stock on the date of such Annual Meeting; provided that the non-employee director continues to serve on the Board and that new non-employee directors are not eligible for these annual option grants until the date of the annual shareholders' meeting which coincides with or immediately follows the third anniversary of the new director's initial election to the Board.

SUMMARY OF 1997 STOCK OPTION PLAN

     A general description of the basic features of the 1997 Plan is presented below, but such description is qualified in its entirety by reference to the full text of the 1997 Plan, a copy of which may be obtained without charge upon written request to Patrick D. Spangler, the Company's Chief Financial Officer.

     PURPOSE. The purpose of the 1997 Plan is to promote the success of the Company by facilitating the employment and retention of competent personnel and by furnishing incentive to directors, officers and employees of the Company and consultants and advisors to the Company, upon whose efforts the success of the Company will depend to a large degree.

     TERM. Incentive stock options may be granted pursuant to the 1997 Plan during a period of ten (10) years from the date the 1997 Plan was adopted by the Board of Directors (until January 30, 2007), and non-qualified stock options may be granted until the 1997 Plan is discontinued or terminated by the Board of Directors.

     ADMINISTRATION. With the exception of the stock options automatically issued to non-employee directors as described below, the 1997 Plan is administered by the Board of Directors or the Compensation and Stock Option Committee of the Board of Directors, all of the members of which are "non-employee directors" as defined in Rule 16b-3 of the Securities Exchange Act of 1934 (collectively referred to as the "Administrator"). The 1997 Plan gives broad powers to the Administrator to administer and interpret the 1997 Plan, including the authority to select the individuals to be granted options and to prescribe the particular form and conditions of each option granted.

     ELIGIBILITY. All employees of the Company or any subsidiary are eligible to receive incentive stock options pursuant to the 1997 Plan. All employees, officers and directors of and consultants and advisors to the Company or any subsidiary are eligible to receive non-qualified stock options. As of March 11, 1999, the Company has approximately 500 employees, of whom 13 are officers and/or directors, and six (6) directors who are not employees.

     OPTIONS. When an option is granted under the 1997 Plan, the Administrator, at its discretion, specifies the per share exercise price and the number of shares of Common Stock which may be purchased upon exercise of the option. The per share exercise price of an incentive stock option may not be less than 100% of the fair market value of the Company's Common Stock, as that term is defined in the 1997 Plan. Unless otherwise determined by the Administrator, the per share exercise price of a non-qualified stock option generally will not be less than 100% of the fair market value of the Company's Common Stock on the date of grant. The period during which an option may be exercised and whether the option will be exercisable immediately, in stages, or otherwise is set by the Administrator. Generally, incentive and non-qualified stock options will be exercisable for seven (7) years from the date of grant. Optionees may pay for shares upon exercise of options with cash, certified check or Common Stock of the Company valued at the stock's then "fair market value" as defined in the 1997 Plan. Each option granted under the 1997 Plan is generally nontransferable during the lifetime of the optionee; however, the Administrator may, in its sole discretion, permit the transfer of a non-qualified stock option to immediate family members or to certain family trusts or family limited partnerships.

     Generally, under the form of the option agreement which the Administrator uses for options granted under the 1997 Plan, if the optionee's employment or other relationship with the Company terminates before the expiration of the option for reasons other than death or retirement, the optionee may exercise the option for one month after such termination or until the option's original expiration date, whichever is earlier. If the optionee terminates his or her employment with the Company because of retirement, the option will immediately become fully exercisable and the optionee may exercise the option until its original expiration date, unless the optionee, directly or indirectly, engages in competition with the Company, in which case the option shall terminate immediately. "Retirement" generally means termination of employment after reaching age 55 and after completing a minimum of ten (10) years of service with the Company or a subsidiary. "Competition" includes engaging in, having an ownership interest in or participating in the financing, operation, management or control of any business that is in direct competition with the Company's principal business activities. If the termination of the optionee's employment or other relationship is because of death, the option typically is exercisable until its original expiration date or until six months after the optionee's death, whichever is earlier. The Administrator may impose additional or alternative conditions and restrictions on the incentive or non-qualified stock options granted under the 1997 Plan; however, each incentive option generally must contain such limitations and restrictions upon its exercise as are necessary to ensure that the option will be an incentive stock option as defined under the Internal Revenue Code ("Code") Section 422.

     GRANTS TO NON-EMPLOYEE DIRECTORS. The 1997 Plan provides for automatic non-qualified stock option grants to each director who is not an employee of the Company (a "non-employee director"). Each non-employee director who is elected for the first time as a director on or after May 13, 1997 (the date the 1997 Plan was approved by the shareholders) shall automatically be granted a non-qualified option to purchase 5,000 shares of the Company's Common Stock at a per share exercise price equal to 100% of the fair market value of the Company's Common Stock on the date of the non-employee director's initial election. Pursuant to the Amendment, each non-employee director shall be granted on the date of each Annual Meeting of the Shareholders a non-qualified option to purchase 1,500 shares of the Company's Common Stock at a per share exercise price equal to 100% of the fair market value of the Common Stock on the date of such Annual Meeting; provided that the non-employee director continues to serve on the Board and that new non-employee directors are not eligible for these annual option grants until the date of the annual shareholders' meeting which coincides with or immediately follows the third anniversary of the new director's initial election to the Board. A non-employee director shall not receive more than one option pursuant to the formula plan in any one fiscal year. All options granted pursuant to these provisions shall be exercisable for seven (7) years after the date of grant. All options granted upon the non-employee director's initial election become exercisable to the extent of 25% of the shares subject to the option on each of the four succeeding anniversaries of the date of grant. All options granted upon the non-employee director's reelection become fully exercisable on the first anniversary of the date of grant.

     If the non-employee director ceases to be a director for reasons other than disability, retirement or death, any non-qualified stock option granted pursuant to the formula plan shall remain exercisable for three months after the date the non-employee director's membership on the Board terminates or its original expiration date, whichever is earlier. If the non-employee director ceases to be a director because of disability, such option shall remain exercisable for twelve months after the date the non-employee director's membership on the Board terminates because of disability or its original expiration date, whichever is earlier. If the non-employee director's membership on the Board terminates because of retirement (reaching age 60 and completing a minimum of five years of service on the Board), such option will immediately become fully exercisable and the non-employee director may exercise such option until its original expiration date. Finally, in the event of the non-employee director's death, such option shall immediately become fully exercisable and shall remain exercisable until its original expiration date.

     In addition to the automatic grants of non-qualified options, non-employee directors are entitled to receive additional non-qualified stock options pursuant to the 1997 Plan in the sole discretion of the Administrator.

     AMENDMENT. The Board of Directors may from time to time suspend or discontinue the 1997 Plan or revise or amend it in any respect; provided, however, that no such revision or amendment may impair the terms and conditions of any outstanding option to the material detriment of the optionee without the consent of the optionee, except as authorized in the event of a sale, merger, consolidation or liquidation of the Company. The 1997 Plan may not be amended in any manner that will cause incentive stock options to fail to meet the requirements of Code Section 422, or be amended in any manner that will: (i) materially increase the number of shares subject to the 1997 Plan (except as provided in the case of stock splits, consolidations, stock dividends or similar events); (ii) change the designation of the class of employees eligible to receive options; (iii) decrease the price at which options will be granted; or (iv) materially increase the benefits accruing to optionees under the 1997 Plan without the approval of the shareholders if such approval is required to comply with Code Section 422 or Rule 16b-3.

     The Board of Directors will equitably adjust the maximum number of shares of the Company's Common Stock reserved for issuance under the 1997 Plan, the number of shares covered by each outstanding option and the per share exercise price in the event of stock splits or consolidations, stock dividends or other transactions in which the Company receives no consideration. The Board of Directors or the Administrator may also provide for the protection of optionees in the event of a merger, liquidation or reorganization of the Company, the sale of the Company's assets or similar transactions.

     FEDERAL INCOME TAX CONSEQUENCES OF THE 1997 PLAN. Under present law, an optionee will not realize any taxable income on the date a non-qualified stock option is granted to the optionee pursuant to the 1997 Plan. Upon exercise of the non-qualified stock option, however, the optionee must report, in the year of exercise, compensation taxable as ordinary income to the extent of the difference between the fair market value of the Company's Common Stock on the date of exercise and the exercise price. Upon a subsequent sale of the shares, any resulting gain or loss will be treated as capital gain or loss. The Company will be entitled to an income tax deduction for the fiscal year in which non-qualified stock options are exercised equal to the amount of ordinary income reported by those optionees exercising such options.

     Incentive stock options granted pursuant to the 1997 Plan are intended to qualify for favorable tax treatment to the optionee under Code Section
422. Under Code Section 422, an employee realizes no taxable income when the incentive stock option is granted. If the employee has been an employee of the Company or any subsidiary at all times from the date of grant until three months before the date of exercise, the employee will realize no taxable income when the option is exercised. If the employee does not dispose of shares acquired upon exercise for a period of two years from the date of grant and one year after the receipt of the shares, the employee may sell the shares and report any gain as capital gain. The Company is not entitled to any income tax deduction with respect to either the grant or exercise of an incentive stock option. If the employee should dispose of the shares prior to the expiration of the two-year or one-year periods described above, the employee will be deemed to have received compensation taxable as ordinary income in the year of the early sale in an amount equal to the lesser of (i) the difference between the fair market value of the Company's Common Stock on the date of exercise and the exercise price of the shares, or (ii) the difference between the sale price of the shares and the exercise price of shares. In the event of such an early sale, the Company will be entitled to an income tax deduction equal to the amount of ordinary income reported by the employee. The foregoing discussion ignores the impact of the alternative minimum tax, which may particularly be applicable to the year in which an incentive stock option is exercised.

PLAN BENEFITS

     Except for the automatic grants to non-employee directors, future grants of stock options are subject to the discretion of the Administrator and cannot be determined at this time. The table below shows the total number of shares underlying stock options that will be granted to non-employee directors pursuant to the automatic formula grant, if the Amendment is approved by shareholders:


                                                      SHARES OF COMMON STOCK
NAME/POSITION                                    UNDERLYING OPTIONS TO BE RECEIVED
---------------------                            ---------------------------------
KENNETH TEMPERO, DIRECTOR. . . . . . . . . . .                 1,500

SCOTT R. ANDERSON, DIRECTOR. . . . . . . . . .                 1,500

EVERETT F. CARTER, DIRECTOR. . . . . . . . . .                 1,500

VOTE REQUIRED

     The Board of Directors recommends that the shareholders approve the Amendment to the 1997 Plan to provide for increased annual formula grants to non-employee directors. Under applicable Minnesota law, approval of the Amendment to the 1997 Plan requires the affirmative vote of the holders of the greater of (i) a majority of the voting power of the shares represented in person or by proxy at the Annual Meeting with authority to vote on such matter, or (ii) a majority of the voting power of the minimum number of shares that would constitute a quorum for the transaction of business at the Annual Meeting.

                      APPROVAL OF SELECTION OF AUDITORS
                                (PROPOSAL #4)

     Upon recommendation of the Audit Committee, the Company's Board of Directors has selected Ernst & Young LLP as independent auditors for the Company for the fiscal year ending December 31, 1999. The firm has acted as independent auditors for the Company since January 1981, and the Board of Directors considers it highly qualified. Although it is not required to do so, the Board of Directors wishes to submit the selection of Ernst & Young LLP for shareholder approval at the Meeting. If the shareholders do not give approval, the Board will reconsider its selection.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR RATIFICATION OF THIS APPOINTMENT.

                              INDEPENDENT AUDITORS

     A representative of Ernst & Young LLP is expected to be in attendance at the Meeting and will be afforded the opportunity to make a statement, if desired. The representative will also be available to respond to appropriate questions.

                                OTHER BUSINESS

     Management knows of no other matters to be presented at the Meeting. If any other matter properly comes before the Meeting, the appointees named in the proxies will vote the proxies in accordance with their best judgment.

                             SHAREHOLDER PROPOSALS

     Any appropriate proposal submitted by a shareholder of the Company which is requested to be included in the Proxy Statement for such meeting must be received by the Company before November 16, 1999.

     Any other shareholder proposals intended to be presented at the Annual Meeting of Shareholders in the year 2000 must be received by the Company at its principal executive office no later than January 30, 2000.

                        ANNUAL REPORT TO SHAREHOLDERS

     A copy of the Company's Annual Report to Shareholders for the fiscal year ended December 31, 1998, accompanies this Notice of Annual Meeting and Proxy Statement. No part of such Annual Report is incorporated herein, and no part thereof is to be considered proxy-soliciting material.

                                   FORM 10-K

     THE COMPANY WILL FURNISH WITHOUT CHARGE TO EACH PERSON WHOSE PROXY IS BEING SOLICITED, UPON WRITTEN REQUEST OF ANY SUCH PERSON, A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K FOR THE FISCAL YEAR ENDED DECEMBER 31, 1998, AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, INCLUDING THE FINANCIAL STATEMENTS AND THE FINANCIAL STATEMENT SCHEDULES THERETO. THE COMPANY WILL FURNISH TO ANY SUCH PERSON ANY EXHIBIT DESCRIBED IN THE LIST ACCOMPANYING THE FORM 10-K, UPON THE PAYMENT, IN ADVANCE, OF REASONABLE FEES RELATED TO THE COMPANY'S FURNISHING SUCH EXHIBIT(S). REQUESTS FOR COPIES OF SUCH REPORT AND/OR EXHIBIT(S) SHOULD BE DIRECTED TO MR. PATRICK D. SPANGLER AT THE COMPANY'S PRINCIPAL ADDRESS.


                                       BY ORDER OF THE BOARD OF DIRECTORS

                                                 Thomas R. King
                                                    Secretary

Dated:    March 17, 1999
          St. Paul, Minnesota

                                    EXHIBIT A

                                    EMPI, INC.

                              1997 STOCK OPTION PLAN

             (AS AMENDED DECEMBER 9, 1998, EFFECTIVE APRIL 28, 1999)


                                    SECTION 1.

                                   DEFINITIONS

     As used herein, the following terms shall have the meanings indicated below:

          (a) "Committee" shall mean a Committee of two or more directors who shall be appointed by and serve at the pleasure of the Board. As long as the Company's securities are registered pursuant to Section 12 of the Securities Exchange Act of 1934, as amended, then, to the extent necessary for compliance with Rule 16b-3, or any successor provision, each of the members of the Committee shall be a "Non-Employee Director." For purposes of this Section 1(a), "Non-Employee Director" shall have the same meaning as set forth in Rule 16b-3, or any successor provision, as then in effect, of the General Rules and Regulations under the Securities Exchange Act of 1934, as amended.

          (b)  The "Company" shall mean Empi, Inc., a Minnesota corporation.

          (c) "Fair Market Value" as of any day shall mean (i) if such stock is reported by the Nasdaq National Market or Nasdaq SmallCap Market or is listed upon an established stock exchange or exchanges, the reported closing price of such stock by the Nasdaq National Market or Nasdaq SmallCap Market or on such stock exchange or exchanges on such date or, if no sale of such stock shall have occurred on such date, on the next preceding day on which there was a sale of stock; (ii) if such stock is not so reported by the Nasdaq National Market or Nasdaq SmallCap Market or listed upon an established stock exchange, the average of the closing "bid" and "asked" prices quoted by the National Quotation Bureau, Inc. (or any comparable reporting service) on such date or, if there are no quoted "bid" and "asked" prices on such date, on the next preceding date for which there are such quotes; or (iii) if such stock is not publicly traded as of such date, the per share value as determined by the Board, or the Committee, in its sole discretion by applying principles of valuation with respect to the Company's Common Stock.

          (d) "Incumbent Director" means an Non-Employee Director who is serving as a member of the Board of Directors of the Company as of the effective date of the Plan.

          (e) The "Internal Revenue Code" is the Internal Revenue Code of 1986, as amended from time to time.

          (f) "New Director" means an Non-Employee Director who becomes a member of the Board of Directors of the Company on or after the effective date of the Plan.

           (g) "Non-Employee Director" shall mean members of the Board who are not employees of the Company or any Subsidiary.

          (h) "Option Stock" shall mean Common Stock of the Company (subject to adjustment as described in Section 13) reserved for options pursuant to this Plan.

          (i) The "Optionee" means an employee of the Company or any Subsidiary to whom an incentive stock option has been granted pursuant to Section 9; a consultant or advisor to or director (including a Non-Employee Director), employee or officer of the Company or any Subsidiary to whom a nonqualified stock option has been granted pursuant to Section 10; and a Non-Employee Director to whom a nonqualified stock option has been granted pursuant to
     Section 11.

          (j) "Parent" shall mean any corporation which owns, directly or indirectly in an unbroken chain, fifty percent (50%) or more of the total voting power of the Company's outstanding stock.

          (k) The "Plan" means the Empi, Inc. 1997 Stock Option Plan, as amended hereafter from time to time, including the form of Option Agreements as they may be modified by the Board from time to time.

          (l) A "Subsidiary" shall mean any corporation of which fifty percent (50%) or more of the total voting power of outstanding stock is owned, directly or indirectly in an unbroken chain, by the Company.

                                   SECTION 2.

                                    PURPOSE

     The purpose of the Plan is to promote the success of the Company and its Subsidiaries by facilitating the retention of competent personnel and by furnishing incentive to officers, directors, employees, consultants, and advisors upon whose efforts the success of the Company and its Subsidiaries will depend to a large degree.

     It is the intention of the Company to carry out the Plan through the granting of stock options which will qualify as "incentive stock options" under the provisions of Section 422 of the Internal Revenue Code, or any successor provision, pursuant to Section 9 of this Plan, and through the granting of "nonqualified stock options" pursuant to Section 10 of this Plan. Adoption of this Plan shall be and is expressly subject to the condition of approval by the shareholders of the Company within twelve (12) months before or after the adoption of the Plan by the Board of Directors. Any incentive stock options granted after adoption of the Plan by the Board of Directors shall be treated as nonqualified stock options if shareholder approval is not obtained within such twelve-month period.

                                   SECTION 3.

                             EFFECTIVE DATE OF PLAN

     The Plan shall be effective as of the date of adoption by the Board of Directors, subject to approval by the shareholders of the Company as required in Section 2.

                                   SECTION 4.

                                 ADMINISTRATION

     The Plan shall be administered by the Board of Directors of the Company (hereinafter referred to as the "Board") or by a Committee which may be appointed by the Board from time to time (collectively referred to as the "Administrator"). The Administrator shall have all of the powers vested in it under the provisions of the Plan, including but not limited to exclusive authority (where applicable and within the limitations described in the Plan) to determine, in its sole discretion, whether an incentive stock option or nonqualified stock option shall be granted, the individuals to whom, and the time or times at which, options shall be granted, the number of shares subject to each option and the option price and terms and conditions of each option. The Administrator shall have full power and authority to administer and interpret the Plan, to make and amend rules, regulations and guidelines for administering the Plan, to prescribe the form and conditions of the respective stock option agreements (which may vary from Optionee to Optionee) evidencing each option and to make all other determinations necessary or advisable for the administration of the Plan. The Administrator's interpretation of the Plan, and all actions taken and determinations made by the Administrator pursuant to the power vested in it hereunder, shall be conclusive and binding on all parties concerned.

     No member of the Board or the Committee shall be liable for any action taken or determination made in good faith in connection with the administration of the Plan. In the event the Board appoints a Committee as provided hereunder, any action of the Committee with respect to the administration of the Plan shall be taken pursuant to a majority vote of the Committee members or pursuant to the written resolution of all Committee members.

                                  SECTION 5.

                                 PARTICIPANTS

     The Administrator shall from time to time, at its discretion and without approval of the shareholders, designate those employees, officers, directors (including Non-Employee Directors), consultants, and advisors of the Company or of any Subsidiary to whom nonqualified stock options shall be granted pursuant to Section 10 of the Plan; provided, however, that consultants or advisors shall not be eligible to receive stock options hereunder unless such consultant or advisor renders bona fide services to the Company or Subsidiary and such services are not in connection with the offer or sale of securities in a capital raising transaction; and provided, further, that Non-Employee Directors shall be granted nonqualified stock options pursuant to Section 11 of the Plan without any further action by the Administrator. The Administrator shall, from time to time, at its discretion and without approval of the shareholders, designate those employees of the Company or any Subsidiary to whom incentive stock options shall be granted pursuant to
Section 9 of the Plan. The Administrator may grant additional incentive stock options or nonqualified stock options under this Plan to some or all participants then holding options or may grant options solely or partially to new participants. In designating participants, the Administrator shall also determine the number of shares to be optioned to each such participant. The Board may from time to time designate individuals as being ineligible to participate in the Plan.

                                  SECTION 6.

                                    STOCK

     The Stock to be optioned under this Plan shall consist of authorized but unissued shares of Option Stock. Five Hundred Thousand (500,000) shares of Option Stock shall be reserved and available for options under the Plan; provided, however, that the total number of shares of Option Stock reserved for options under this Plan shall be subject to adjustment as provided in
Section 13 of the Plan. In the event that any outstanding option under the Plan for any reason expires or is terminated prior to the exercise thereof, the shares of Option Stock allocable to the unexercised portion of such option shall continue to be reserved for options under the Plan and may be optioned hereunder.

                                  SECTION 7.

                               DURATION OF PLAN

     Incentive stock options may be granted pursuant to the Plan from time to time during a period of ten (10) years from the effective date as defined in
Section 3. Nonqualified stock options may be granted pursuant to the Plan from time to time after the effective date of the Plan and until the Plan is discontinued or terminated by the Board. Any incentive stock option granted during such ten-year period and any nonqualified stock option granted prior to the termination of the Plan by the Board shall remain in full force and effect until the expiration of the option as specified in the written stock option agreement and shall remain subject to the terms and conditions of this Plan.

                                  SECTION 8.

                                   PAYMENT

     Optionees may pay for shares upon exercise of options granted pursuant to this Plan with cash, personal check, certified check, Common Stock of the Company valued at such Stock's then Fair Market Value, or such other form of payment as may be authorized by the Administrator. The Administrator may, in its sole discretion, limit the forms of payment available to the Optionee and may exercise such discretion any time prior to the termination of the option granted to the Optionee or upon any exercise of the option by the Optionee.

     With respect to payment in the form of Common Stock of the Company, the Administrator may require advance approval or adopt such rules as it deems necessary to assure compliance with Rule 16b-3, or any successor provision, as then in effect, of the General Rules and Regulations under the Securities Exchange Act of 1934, if applicable.

                                  SECTION 9.

               TERMS AND CONDITIONS OF INCENTIVE STOCK OPTIONS

     Each incentive stock option granted pursuant to this Section 9 shall be evidenced by a written stock option agreement (the "Option Agreement"). The Option Agreement shall be in such form as may be approved from time to time by the Administrator and may vary from Optionee to Optionee; provided, however, that each Optionee and each Option Agreement shall comply with and be subject to the following terms and conditions:

          (a) NUMBER OF SHARES AND OPTION PRICE. The Option Agreement shall state the total number of shares covered by the incentive stock option. To the extent required to qualify the Option as an incentive stock option under Section 422 of the Internal Revenue Code, or any successor provision, the option price per share shall not be less than one hundred percent (100%) of the Fair Market Value of the Common Stock per share on the date the Administrator grants the option; provided, however, that if an Optionee owns stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or of its Parent or any Subsidiary, the option price per share of an incentive stock option granted to such Optionee shall not be less than one hundred ten percent (110%) of the Fair Market Value of the Common Stock per share on the date of the grant of the option. The Administrator shall have full authority and discretion in establishing the option price and shall be fully protected in so doing.

          (b) TERM AND EXERCISABILITY OF INCENTIVE STOCK OPTION. The term during which any incentive stock option granted under the Plan may be exercised shall be established in each case by the Administrator. To the extent required to qualify the Option as an incentive stock option under
     Section 422 of the Internal Revenue Code, or any successor provision, in no event shall any incentive stock option be exercisable during a term of more than ten (10) years after the date on which it is granted; provided, however, that if an Optionee owns stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or of its parent or any Subsidiary, the incentive stock option granted to such Optionee shall be exercisable during a term of not more than five (5) years after the date on which it is granted.

          The Option Agreement shall state when the incentive stock option becomes exercisable and shall also state the maximum term during which the option may be exercised. In the event an incentive stock option is exercisable immediately, the manner of exercise of the option in the event it is not exercised in full immediately shall be specified in the Option Agreement. The Administrator may accelerate the exercisability of any incentive stock option granted hereunder which is not immediately exercisable as of the date of grant.

          (c)  OTHER PROVISIONS.  The Option Agreement authorized under this
     Section 9 shall contain such other provisions as the Administrator shall deem advisable. Any such Option Agreement shall contain such limitations and restrictions upon the exercise of the option as shall be necessary to ensure that such option will be considered an "incentive stock option" as defined in Section 422 of the Internal Revenue Code or to conform to any change therein.

                                  SECTION 10.

              TERMS AND CONDITIONS OF NONQUALIFIED STOCK OPTIONS

     Each nonqualified stock option granted pursuant to this Section 10 shall be evidenced by a written Option Agreement. The Option Agreement shall be in such form as may be approved from time to time by the Administrator and may vary from Optionee to Optionee; provided, however, that each Optionee and each Option Agreement shall comply with and be subject to the following terms and conditions:

          (a) NUMBER OF SHARES AND OPTION PRICE. The Option Agreement shall state the total number of shares covered by the nonqualified stock option. Unless otherwise determined by the Administrator, the option price per share shall be one hundred percent (100%) of the Fair Market Value of the Common Stock per share on the date the Administrator grants the option; provided, however, that the option price may not be less than eighty-five percent (85%) of the Fair Market Value of the Common Stock per share on the date of grant.

          (b) TERM AND EXERCISABILITY OF NONQUALIFIED STOCK OPTION. The term during which any nonqualified stock option granted under the Plan may be exercised shall be established in each case by the Administrator. The Option Agreement shall state when the nonqualified stock option becomes exercisable and shall also state the maximum term during which the option may be exercised. In the event a nonqualified stock option is exercisable immediately, the manner of exercise of the option in the event it is not exercised in full immediately shall be specified in the stock option agreement. The Administrator may accelerate the exercisability of any nonqualified stock option granted hereunder which is not immediately exercisable as of the date of grant.

          (c) WITHHOLDING. The Company or its Subsidiary shall be entitled to withhold and deduct from future wages of the Optionee all legally required amounts necessary to satisfy any and all withholding and employment-related taxes attributable to the Optionee's exercise of a nonqualified stock option. In the event the Optionee is required under the Option Agreement to pay the Company, or make arrangements satisfactory to the Company respecting payment of, such withholding and employment-related taxes, the Administrator may, in its discretion and pursuant to such rules as it may adopt, permit the Optionee to satisfy such obligation, in whole or in part, by electing to have the Company withhold shares of Common Stock otherwise issuable to the Optionee as a result of the option's exercise equal to the amount required to be withheld for tax purposes. Any stock elected to be withheld shall be valued at its Fair Market Value, as of the date the amount of tax to be withheld is determined under applicable tax law. The Optionee's election to have shares withheld for this purpose shall be made on or before the date the option is exercised or, if later, the date that the amount of tax to be withheld is determined under applicable tax law. Such election shall be approved by the Administrator and otherwise comply with such rules as the Administrator may adopt to assure compliance with Rule 16b-3, or any successor provision, as then in effect, of the General Rules and Regulations under the Securities Exchange Act of 1934, if applicable.

          (d)  OTHER PROVISIONS.  The Option Agreement authorized under this
     Section 10 shall contain such other provisions as the Administrator shall deem advisable.


                                 SECTION 11

             NONQUALIFIED STOCK OPTIONS FOR NON-EMPLOYEE DIRECTORS


          (a) GRANT OF NONQUALIFIED STOCK OPTIONS. All grants of nonqualified stock options to Non-Employee Directors under this Section 11 shall be automatic and nondiscretionary and shall be made strictly in accordance with the following provisions:

                              (1)  The Administrator shall not have any
                         discretion to select the Non-Employee Directors that shall be eligible for nonqualified stock options or to determine the number of shares of Common Stock to be subject to such options, the option price per share or the date of grant.

                              (2) INITIAL GRANTS. Each New Director shall be granted a nonqualified stock option to purchase 5,000 shares of Common Stock on the date that the New Director first becomes elected to the Board of Directors of the Company.

                         (3)  ANNUAL GRANTS.

                                   a.   Each Incumbent Director shall be
                                   granted a nonqualified stock option to
                                   purchase 1,500 shares of Common Stock on the date of each annual meeting of the shareholders thereafter, so long as the Incumbent Director continues to serve on the Board.

                                   b.   Each New Director shall be granted a
                                   nonqualified stock option to purchase
                                   1,500 shares of Common Stock on the date of the annual meeting coincident with or immediately following the third anniversary of the date that the New Director was elected to the Board of Directors and on the date of each annual meeting thereafter, so long as the New Director continues to serve on the Board.

          (b) OPTION PRICE. The option price per share for all nonqualified stock options granted pursuant to Sections 11(a) above shall be one hundred percent (100%) of the Fair Market Value of a share of Common Stock on the date the nonqualified stock option is granted.

          (c)  DURATION AND EXERCISE OF OPTIONS.

                              (1) DURATION OF OPTIONS. Except as otherwise provided in this Plan, the period during which any nonqualified stock option granted to Non-Employee Directors under this Section 11 may be exercised shall be seven (7) years after the date that the option is granted.

                    (2)  EXERCISABILITY OF NONQUALIFIED STOCK OPTIONS.

                                   a.   In no event shall any nonqualified
                                   stock options granted to Non-Employee
                                   Directors be exercisable prior to the date that this Plan is approved by the shareholders of the Company. If shareholder approval of the Plan is not obtained within twelve (12) months following its adoption by the Board, any nonqualified stock options previously granted to Non-Employee Directors shall be revoked.

                                   b.   All nonqualified stock options
                                   granted to Non-Employee Directors pursuant to Section 11(a)(2) shall become exercisable to the extent of twenty-five percent (25%) of the shares subject to the nonqualified stock option on each of the four succeeding anniversaries of the date that the option is granted. If the Non-Employee Director does not purchase in any year the full number of shares which the Non-Employee Director is entitled to purchase in that year, the Non-Employee Director shall be entitled to purchase in any subsequent year such previously unpurchased shares, subject to the expiration of such nonqualified stock option as specified in Section 11(c)(1) above.

                                   c.   All nonqualified stock options
                                   granted to Non-Employee Directors pursuant to Section 11(a)(3) shall become fully exercisable on the first anniversary of the date that the option is granted. If the Non-Employee Director does not purchase in any year the full number of shares which the Non-Employee Director is entitled to purchase in that year, the Non-Employee

                                   Director shall be entitled to purchase in any subsequent year such previously unpurchased shares, subject to the expiration of such nonqualified stock option as specified in Section 11(c)(1) above.

          (d) PAYMENT OF OPTION PRICE. Upon the exercise of any nonqualified stock option granted to a Non-Employee Director pursuant to this Section 11, the purchase price for such shares of Common Stock subject to such option shall be paid in cash or certified check, unless the Administrator, in its sole discretion and subject to any applicable rules or regulations it may adopt, allows such payment to be made, in whole or in part, by the transfer from the Non-Employee Director to the Company of previously acquired shares of Common Stock. Any Common Stock so transferred shall be valued at its Fair Market Value on the day immediately preceding the effective exercise of the nonqualified stock option. For purposes of this
     Section 11(d), "previously acquired shares of Common Stock" shall include shares of Common Stock that are already owned by the Non-Employee Director at the time of exercise.

          (e) RIGHTS AS A SHAREHOLDER. The Non-Employee Director shall have no rights as a shareholder with respect to any shares of Common Stock subject to a nonqualified stock option until the Non-Employee Director becomes the holder of record of such shares. Except as provided in Section 13, no adjustments shall be made for dividends or other cash distributions or for other rights that have a record date preceding the date the Non-Employee Director becomes the holder of record of such shares of Stock.

          (f) TERMINATION OF STATUS AS A DIRECTOR. Except as otherwise provided in Section 13, in the event that a Non-Employee Director's membership on the Board terminates, the following provisions shall apply:

                    (1) If the Non-Employee Director's membership on the Board terminates for any reason other than the Non-Employee Director's retirement, death or disability, the Non-Employee Director shall be entitled to exercise any nonqualified stock option granted to such Non-Employee Director pursuant to this Section 11 to the extent such option was exercisable as of the date of such termination for a period of three (3) months following the date of such termination unless the Option, by its terms, expires before the end of such three-month period. To the extent that the nonqualified stock option is not exercisable as of the date the Non-Employee Director's membership on the Board terminates for any reason other than retirement, death or disability, or to the extent the Non-Employee Director does not exercise such Option within the period specified in this Section 11(f)(1), all rights of the Non-Employee Director under such Option shall be forfeited.

                    (2) If the Non-Employee Director's membership on the Board terminates because of disability, the Non-Employee Director shall be entitled to exercise any nonqualified stock option to the extent such option was exercisable as of the date such Non-Employee Director's membership on the Board is terminated by reason of disability for a period of twelve (12) months following the date of such termination unless the option, by its terms, expires before the end of such twelve-month period. To the extent that such Option was not exercisable as of the date the Non-Employee Director's membership on the Board terminates because of disability, or if the Non-Employee Director does not exercise the nonqualified stock option within the twelve-month period specified in this Section 11(f)(2), all rights of the Non-Employee Director under the option shall be forfeited. For purposes of this Section 11(f)(2), "disability" shall mean a mental or physical condition of the Non-Employee Director, resulting from illness, injury or disease which, as determined by the Board causes the Non-Employee director to resign from the Board and is reasonably expected to be of long and indefinite duration or result in death.

                    (3) If the Non-Employee Director's membership on the Board terminates because of retirement, any nonqualified stock option granted to the Non-Employee Director pursuant to this Section 11 shall become immediately exercisable to the extent of one hundred percent (100%) of the shares subject to the nonqualified stock option and shall terminate on the date such option will, by its terms, expire. To the extent the Non-Employee Director does not exercise such option within the period specified in this Section 11(f)(3), all rights of the Non-Employee Director under such option shall be forfeited. For purposes of this Section 11(f)(3) "retirement" shall mean termination of the Non-Employee Director's membership on the Board after reaching age 60 and completing a minimum of five (5) years of service on the Board.

                    (4) If the Non-Employee Director dies (i) while a member of the Board, (ii) within the three (3) months following the termination of the Non-Employee Director's membership on the Board in the case of Section 11(f)(1) above, (iii) within the twelve (12) months following the termination of the Non-Employee Director's membership on the Board in the case of Section 11(f)(2) above, or (iv) at any time after the Non-Employee Director's retirement from the Board in the case of Section 11(f)(3) above, any nonqualified stock option granted to such Non-Employee Director shall become immediately exercisable in full and may be exercised by the Non-Employee Director's estate or any person who acquired the right to exercise any nonqualified stock option granted to such Non-Employee Director pursuant to this Section 11 by bequest or inheritance until the date such Option expires as specified in Section 11(c)(1) above.


                                 SECTION 12.

                              TRANSFER OF OPTION

     No incentive stock option shall be transferable, in whole or in part, by the Optionee other than by will or by the laws of descent and distribution and, during the Optionee's lifetime, the option may be exercised only by the Optionee. If the Optionee shall attempt any transfer of any incentive stock option granted under the Plan during the Optionee's lifetime, such transfer shall be void and the incentive stock option, to the extent not fully exercised, shall terminate.

     The Administrator may, in its sole discretion, permit the Optionee to transfer any or all nonqualified stock options to any member of the Optionee's "immediate family" as such term is defined in Rule 16a-1(e) promulgated under the Securities Exchange Act of 1934, or any successor provision, or to one or more trusts whose beneficiaries are members of such Optionee's "immediate family" or partnerships in which such family members are the only partners; provided, however, that the Optionee receives no consideration for the transfer and such transferred nonqualified stock option shall continue to be subject to the same terms and conditions as were applicable to such nonqualified stock option immediately prior to its transfer.

                                 SECTION 13.

                   RECAPITALIZATION, SALE, MERGER, EXCHANGE
                                OR LIQUIDATION

     In the event of an increase or decrease in the number of shares of Common Stock resulting from a subdivision or consolidation of shares or the payment of a stock dividend or any other increase or decrease in the number of shares of Common Stock effected without receipt of consideration by the Company, the number of shares of Option Stock reserved under Section 6 hereof and the number of shares of Option Stock covered by each outstanding option and the price per share thereof shall be adjusted by the Board to reflect such change. Additional shares which may be credited pursuant to such adjustment shall be subject to the same restrictions as are applicable to the shares with respect to which the adjustment relates.

     Unless otherwise provided in the stock option agreement, in the event of an acquisition of the Company through the sale of substantially all of the Company's assets and the consequent discontinuance of its business or through a merger, consolidation, exchange, reorganization, reclassification, extraordinary dividend, divestiture or liquidation of the Company (collectively referred to as a "transaction"), all outstanding options shall become immediately exercisable, whether or not such options had become exercisable prior to the transaction; provided, however, that if the acquiring party seeks to have the transaction accounted for on a "pooling of interests" basis and, in the opinion of the Company's independent certified public accountants, accelerating the exercisability of such options would preclude a pooling of interests under generally accepted accounting principles, the exercisability of such options shall not accelerate. In addition to the foregoing, or in the event a pooling of interests transaction precludes the acceleration of the exercisability of outstanding options, the Board may provide for one or more of the following:

     (a) the complete termination of this Plan and cancellation of outstanding options not exercised prior to a date specified by the Board (which date shall give Optionees a reasonable period of time in which to exercise the options prior to the effectiveness of such transaction);

     (b) that Optionees holding outstanding incentive or nonqualified options shall receive, with respect to each share of Option Stock subject to such options, as of the effective date of any such transaction, cash in an amount equal to the excess of the Fair Market Value of such Option Stock on the date immediately preceding the effective date of such transaction over the option price per share of such options; provided that the Board may, in lieu of such cash payment, distribute to such Optionees shares of stock of the Company or shares of stock of any corporation succeeding the Company by reason of such transaction, such shares having a value equal to the cash payment herein; or

     (c) the continuance of the Plan with respect to the exercise of options which were outstanding as of the date of adoption by the Board of such plan for such transaction and provide to Optionees holding such options the right to exercise their respective options as to an equivalent number of shares of stock of the corporation succeeding the Company by reason of such transaction.

The Board may restrict the rights of or the applicability of this Section 13 to the extent necessary to comply with Section 16(b) of the Securities Exchange Act of 1934, the Internal Revenue Code or any other applicable law or regulation. The grant of an option pursuant to the Plan shall not limit in any way the right or power of the Company to make adjustments, reclassifications, reorganizations or changes of its capital or business structure or to merge, exchange or consolidate or to dissolve, liquidate, sell or transfer all or any part of its business or assets.

                                 SECTION 14.

                          SECURITIES LAW COMPLIANCE

     No shares of Common Stock shall be issued pursuant to the Plan unless and until there has been compliance, in the opinion of Company's counsel, with all applicable legal requirements, including without limitation, those relating to securities laws and stock exchange listing requirements. As a condition to the issuance of Option Stock to Optionee, the Administrator may require Optionee to (i) represent that the shares of Option Stock are being acquired for investment and not resale and to make such other representations as the Administrator shall deem necessary or appropriate to qualify the issuance of the shares as exempt from the Securities Act of 1933 and any other applicable securities laws, and (ii) represent that Optionee shall not dispose of the shares of Option Stock in violation of the Securities Act of 1933 or any other applicable securities laws.

     As a further condition to the grant of any incentive or nonqualified stock option or the issuance of Option Stock to Optionee, Optionee agrees to the following:

     (a) In the event the Company advises Optionee that it plans an underwritten public offering of its Common Stock in compliance with the Securities Act of 1933, as amended, and the underwriter(s) seek to impose restrictions under which certain shareholders may not sell or contract to sell or grant any option to buy or otherwise dispose of part or all of their stock purchase rights of the underlying Common Stock,

     Optionee will not, for a period not to exceed 180 days from the prospectus, sell or contract to sell or grant an option to buy or otherwise dispose of any incentive or nonqualified stock option granted to Optionee pursuant to the Plan or any of the underlying shares of Common Stock without the prior written consent of the underwriter(s) or its representative(s).

     (b) In the event the Company makes any public offering of its securities and determines in its sole discretion that it is necessary to reduce the number of issued but unexercised stock purchase rights so as to comply with any states securities or Blue Sky law limitations with respect thereto, the Board of Directors of the Company shall have the right (i) to accelerate the exercisability of any incentive or nonqualified stock option and the date on which such option must be exercised, provided that the Company gives Optionee prior written notice of such acceleration, and (ii) to cancel any options or portions thereof which Optionee does not exercise prior to or contemporaneously with such public offering.

     (c) In the event of a transaction (as defined in Section 13 of the Plan) which is treated as a "pooling of interests" under generally accepted accounting principles, Optionee will comply with Rule 145 of the Securities Act of 1933 and any other restrictions imposed under other applicable legal or accounting principles if Optionee is an "affiliate" (as defined in such applicable legal and accounting principles) at the time of the transaction, and Optionee will execute any documents necessary to ensure compliance with such rules.

     The Company reserves the right to place a legend on any stock certificate issued upon exercise of an option granted pursuant to the Plan to assure compliance with this Section 14.

                                 SECTION 15.

                           RIGHTS AS A SHAREHOLDER

     An Optionee (or the Optionee's successor or successors) shall have no rights as a shareholder with respect to any shares covered by an option until the date of the issuance of a stock certificate evidencing such shares. No adjustment shall be made for dividends (ordinary or extraordinary, whether in cash, securities or other property), distributions or other rights for which the record date is prior to the date such stock certificate is actually issued (except as otherwise provided in Section 13 of the Plan).

                                 SECTION 16.

                            AMENDMENT OF THE PLAN

     The Board may from time to time, insofar as permitted by law, suspend or discontinue the Plan or revise or amend it in any respect; provided, however, that no such revision or amendment, except as is authorized in Section 13, shall impair the terms and conditions of any option which is outstanding on the date of such revision or amendment to the material detriment of the Optionee without the consent of the Optionee. Notwithstanding the foregoing, no such revision or amendment shall (i) materially increase the number of shares subject to the Plan except as provided in Section 13 hereof, (ii) change the designation of the class of employees eligible to receive options,
(iii) decrease the price at which options may be granted, or (iv) materially increase the benefits accruing to Optionees under the Plan without the approval of the shareholders of the Company if such approval is required for compliance with the requirements of any applicable law or regulation. Furthermore, the Plan may not, without the approval of the shareholders, be amended in any manner that will cause incentive stock options to fail to meet the requirements of Section 422 of the Internal Revenue Code.

                                 SECTION 17.

                       NO OBLIGATION TO EXERCISE OPTION

     The granting of an option shall impose no obligation upon the Optionee to exercise such option. Further, the granting of an option hereunder shall not impose upon the Company or any Subsidiary any obligation to retain the Optionee in its employ for any period.

                                     [LOGO]
            PROXY FOR ANNUAL MEETING OF SHAREHOLDERS--APRIL 28, 1999

    The undersigned, a shareholder of Empi, Inc., hereby appoints JOSEPH E. LAPTEWICZ, JR. and PATRICK D. SPANGLER, and each of them, as proxy with full power of substitution, to vote on behalf of the undersigned the number of shares which the undersigned is then entitled to vote, at the Annual Meeting of the Shareholders of Empi, Inc. to be held at the Company's corporate headquarters, 599 Cardigan Road, St. Paul, Minnesota, on Wednesday, April 28, 1999 at 3:30 p.m. local time, and at any and all adjournments thereof with all the powers the undersigned would possess if personally present, upon the matters indicated below.

(1) Set the number of directors at seven:

             / / FOR             / / AGAINST             / / ABSTAIN

(2) Election of  / / FOR BOTH NOMINEES (EXCEPT    / / WITHHOLD AUTHORITY TO VOTE
Directors:       AS                               FOR BOTH NOMINEES LISTED BELOW
                 MARKED TO THE CONTRARY BELOW)

    Class One, three-year term: Dr. Kenneth F. Tempero and H. Philip Vierling

    (INSTRUCTION: TO WITHHOLD AUTHORITY TO VOTE FOR A NOMINEE, STRIKE A LINE THROUGH THE NOMINEE'S NAME ABOVE.)

(3) Approve an amendment to the Company's 1997 Stock Option Plan.

             / / FOR             / / AGAINST             / / ABSTAIN

(4) Approve the appointment of Ernst & Young LLP as the Company's independent auditors.

             / / FOR             / / AGAINST             / / ABSTAIN

(5) OTHER MATTERS: In their discretion, the appointed proxies are authorized to vote upon such other business as may properly come before the Meeting or any adjournment thereof. If no direction is made, this proxy will be voted for both directors named in Proposal 2 and for Proposals 1, 3 and 4.

The undersigned hereby revokes all previous proxies relating to the shares covered hereby and acknowledges receipt of the Notice and Proxy Statement relating to the Annual Meeting.

                                         THIS PROXY IS SOLICITED ON BEHALF OF
                                         THE BOARD OF DIRECTORS. It will be
                                         voted on the proposals set forth on
                                         this form as directed by the
                                         shareholder, but IF NO DIRECTION IS
                                         GIVEN for a particular proposal, it
                                         will be voted FOR such proposal.

                                         Dated                            , 1999

                                         ---------------------------------------

                                         ---------------------------------------

                                         ---------------------------------------
                                         (Shareholder must sign exactly as the
                                         name appears at left. When signed as a
                                         corporate officer, executor,
                                         administrator, trustee, guardian, etc.,
                                         please give full title as such. Both
                                         joint tenants must sign.)